                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                        ARTISTIC GREETING INCORPORATED
              SUPPLEMENT TO PROXY STATEMENT DATED APRIL 24, 1998
              --------------------------------------------------


         The Company is distributing this supplement to its stockholders to update stockholders concerning certain changes to the proposed capital structure of Artistic Direct Incorporated. Mr. Ray Mahar will not invest $500,000 in common equity of ADI; instead, (i) Mr. Wyckoff will borrow an additional $250,000 from Chemung Canal Trust Company, on the same terms as previously disclosed (including the total loan amount of $750,000 being guaranteed by Mr. Komer, such guarantee to be secured by a pledge of 20% of the common stock of ADI owned by Mr. Wyckoff (the same amount previously pledged)) and (ii) $250,000 of the Asset Purchase Agreement purchase price will be satisfied by an increase from $250,000 to $500,000 of the promissory note referred to in Section 1.2 of the Asset Purchase Agreement. In connection with the foregoing, AGI and ADI have entered into an amendment to the Asset Purchase Agreement providing for the increased promissory note amount. The Parent has approved this amendment pursuant to Section 4.10 of the Merger Agreement.

         The party which contacted the Special Committee on April 9 regarding a possible proposal to acquire the P&C Business has subsequently informed the Special Committee that it will not make a proposal.


Sincerely,




Thomas C. Wyckoff
Assistant Secretary

Elmira, New York
May 12, 1998